December 2024

Pricing Supplement No. 5,380

Registration Statement Nos. 333-275587; 333-275587-01

Dated December 13, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Callable Contingent Income Securities due December 17, 2026

Based on the Performance of the Common Stock of PayPal Holdings, Inc.

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying prospectus supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon (as well as any contingent quarterly coupons for any prior quarterly periods for which a contingent quarterly coupon was not paid) but only if the determination closing price of the underlying stock is at or above the downside threshold level of 75% of the initial share price on the related observation date. If, however, the determination closing price is less than the downside threshold level on any observation date, we will pay no interest for the related quarterly period. In addition, beginning on June 18, 2025, we will redeem the securities on any quarterly redemption date for a redemption payment equal to the sum of the stated principal amount plus the contingent quarterly coupon with respect to the related observation date (and any contingent quarterly coupons for any prior quarterly periods for which a contingent quarterly coupon was not paid), if and only if the output of a risk neutral valuation model on a business day , as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” below, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlying stock. At maturity, if the securities have not previously been redeemed and the final share price is greater than or equal to the downside threshold level, the payment at maturity will be the stated principal amount and the related contingent quarterly coupon and any previously unpaid contingent quarterly coupons. If, however, the final share price is less than the downside threshold level, investors will be fully exposed to the decline in the underlying stock on a 1-to-1 basis and will receive a payment at maturity that is less than 75% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 2-year term of the securities. Investors will not participate in any appreciation of the underlying stock. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly coupon when the underlying stock closes below the downside threshold level on the related observation date, and the risk of an early redemption of the securities based on the output of a risk neutral valuation model. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying stock:	PayPal Holdings, Inc. common stock
Aggregate principal amount:	$841,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	December 13, 2024
Original issue date:	December 18, 2024 (3 business days after the pricing date)
Maturity date:	December 17, 2026
Call feature:

Beginning on June 18, 2025, an early redemption, in whole but not in part, will occur on a redemption date if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date (the “determination date”), taking as input: (i) prevailing reference market levels, volatilities and correlations, as applicable and in each case as of the determination date and (ii) Morgan Stanley’s credit spreads as of the pricing date, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. If we call the securities, we will give you notice no later than the observation date preceding the redemption date specified in the notice. Even if we call the securities in a quarter in which the contingent quarterly coupon would not otherwise be payable, you will receive such contingent quarterly coupon payment in addition to any previously unpaid contingent quarterly coupon payments. No further payments will be made on the securities once they have been redeemed.

Redemption payment:

The redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent quarterly coupon with respect to the related observation date (and any contingent quarterly coupons for any prior quarterly periods for which a contingent quarterly coupon was not paid).

Determination closing price:	The closing price of the underlying stock on any observation date other than the final observation date, multiplied by the adjustment factor on such observation date
Redemption dates:

Quarterly, beginning on June 18, 2025, as set forth under “Observation Dates, Coupon Payment Dates and Redemption Dates” below. If any such day is not a business day, the redemption payment will be made on the next succeeding business day and no adjustment will be made to any redemption payment made on that succeeding business day

Contingent quarterly coupon:

A contingent quarterly coupon at an annual rate of 14.08% (corresponding to approximately $35.20 per quarter per security) will be paid on the securities on each coupon payment date but only if the determination closing price of the underlying stock is at or above the downside threshold level on the related observation date.

If the contingent quarterly coupon is not paid on any coupon payment date (because the determination closing price is less than the downside threshold level on the related observation date), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the determination closing price of the underlying stock on the related observation date is greater than or equal to the respective downside threshold level. Any such unpaid contingent quarterly coupon will be paid on the first subsequent coupon payment date for which the determination closing price of the underlying stock on the related observation date is greater than or equal to the downside threshold level; provided, however, in the case of any such payment of a previously unpaid contingent quarterly coupon, no additional interest will accrue or be payable in respect of such unpaid contingent quarterly coupon from and after the end of the original interest payment period for such unpaid contingent quarterly coupon.

You will not receive payment for any unpaid contingent quarterly coupon if the determination closing price of the underlying stock is less than the downside threshold level on each subsequent observation date. If the determination closing price of the underlying stock is less than the downside threshold level on each observation date, you will not receive any contingent quarterly coupons for the entire 2-year term of the securities.

Downside threshold level:	$68.265, which is equal to 75% of the initial share price
Payment at maturity:

If the securities have not previously been redeemed, investors will receive on the maturity date a payment at maturity determined as follows:

●If the final share price is greater than or equal to the downside threshold level: (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons with respect to the prior observation dates; or

●If the final share price is less than the downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor.

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $1,000, and will represent a loss of more than 25%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$970.80 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to us(3)
Per security	$1,000	$17.50(1)
		$1(2)	$981.50
Total	$841,000	$15,558.50	$825,441.50

(1)Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a sales commission of up to $17.50 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)Reflects a structuring fee payable to selected dealers by the agent or its affiliates of $1 for each security.

(3)See “Use of proceeds and hedging” on page 29.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying prospectus supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2023  Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 17, 2026
Based on the Performance of the Common Stock of PayPal Holdings, Inc.
Principal at Risk Securities

Terms continued from previous page:
Initial share price:	$91.02, which is equal to the closing price of the underlying stock on the pricing date.
Final share price:	The closing price of the underlying stock on the final observation date multiplied by the adjustment factor on such date
Coupon payment dates:

Quarterly, as set forth under “Observation Dates, Coupon Payment Dates and Redemption Dates” below. If any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent quarterly coupon, if any, with respect to the final observation date shall be paid on the maturity date.

Observation dates:

Quarterly, as set forth under “Observation Dates, Coupon Payment Dates and Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events. We also refer to December 14, 2026 as the final observation date.

Adjustment factor:	1.0, subject to adjustment in the event of certain corporate events affecting the underlying stock
Share performance factor:	Final share price divided by the initial share price
CUSIP / ISIN:	61777RJP9 / US61777RJP91
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Coupon Payment Dates and Redemption Dates

Observation Dates	Coupon Payment Dates / Redemption Dates
March 13, 2025	March 18, 2025*
June 13, 2025	June 18, 2025
September 15, 2025	September 18, 2025
December 15, 2025	December 18, 2025
March 13, 2026	March 18, 2026
June 15, 2026	June 18, 2026
September 14, 2026	September 17, 2026
December 14, 2026 (final observation date)	December 17, 2026 (maturity date)

*The securities are not subject to early redemption until the second coupon payment date, which is June 18, 2025

December 2024 Page 2

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 17, 2026
Based on the Performance of the Common Stock of PayPal Holdings, Inc.
Principal at Risk Securities

Investment Summary

Callable Contingent Income Securities

Callable Contingent Income Securities due December 17, 2026 Based on the Performance of the Common Stock of PayPal Holdings, Inc. (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon (as well as any contingent quarterly coupons for any prior quarterly periods for which a contingent quarterly coupon was not paid) but only if the determination closing price of the underlying stock is at or above 75% of the initial share price, which we refer to as the downside threshold level, on the related observation date. If the determination closing price is less than the downside threshold level on any observation date, we will pay no coupon for the related quarterly period. It is possible that the determination closing price could remain below the downside threshold level for extended periods of time or even throughout the entire 2-year term of the securities so that you will receive few or no contingent quarterly coupons during the entire term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if the underlying stock were to be at or above the downside threshold level on some quarterly observation dates, it may fluctuate below the downside threshold level on others, and the underlying stock may not close at or above its downside threshold level on any subsequent observation date, in which case you will not receive payment of any previously unpaid contingent quarterly coupons. In addition, beginning on June 18, 2025, we will redeem the securities on any quarterly redemption date for a redemption payment equal to the sum of the stated principal amount plus the contingent quarterly coupon with respect to the related observation date (and any contingent quarterly coupons for any prior quarterly periods for which a contingent quarterly coupon was not paid), if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” on the cover page, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlying stock. At maturity, if the securities have not previously been redeemed and the final share price is below the downside threshold level, investors will be fully exposed to the decline in the underlying stock on a 1-to-1 basis and will receive a payment at maturity that is less than 75% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons. In addition, investors will not participate in any appreciation of the underlying stock.

Maturity:	Approximately 2 years, unless redeemed earlier based on the output of a risk neutral valuation model
Payment at maturity:

If the securities have not previously been redeemed, investors will receive on the maturity date a payment at maturity determined as follows:

If the final share price is greater than or equal to the downside threshold level, investors will receive the stated principal amount plus the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons with respect to the prior observation dates.

If the final share price is less than the downside threshold level, investors will receive a payment at maturity that is less than 75% of the stated principal amount of the securities and could be zero. No quarterly coupon will be payable at maturity, and investors will not receive payment of any previously unpaid contingent quarterly coupons. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Contingent quarterly coupon:

A contingent coupon at an annual rate of 14.08% (corresponding to approximately $35.20 per quarter per security) will be paid on the securities on each coupon payment date but only if the determination closing price of the underlying stock is at or above the downside threshold level on the related observation date.

If the contingent quarterly coupon is not paid on any coupon payment date (because the determination closing price of the underlying stock is less than the downside threshold level on the related observation date), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the determination closing price of the underlying stock on the related observation date is greater than or equal to the respective downside threshold level. Any such unpaid contingent quarterly coupon will be paid on the first subsequent coupon payment date for which the determination closing price of the underlying stock on the related observation date is greater than or equal to the downside threshold level; provided, however, in the case of any such payment of a previously unpaid contingent quarterly coupon, no additional

December 2024 Page 3

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 17, 2026
Based on the Performance of the Common Stock of PayPal Holdings, Inc.
Principal at Risk Securities

interest will accrue or be payable in respect of such unpaid contingent quarterly coupon from and after the end of the original interest payment period for such unpaid contingent quarterly coupon.

You will not receive payment for any unpaid contingent quarterly coupons if the determination closing price of the underlying stock is less than the downside threshold level on each subsequent observation date. If the determination closing price of the underlying stock is less than the downside threshold level on each observation date, you will not receive any contingent quarterly coupons for the entire 2-year term of the securities.

Early redemption:

Beginning on June 18, 2025, we will redeem the securities on any quarterly redemption date for a redemption payment equal to the sum of the stated principal amount plus the contingent quarterly coupon with respect to the related observation date (and any contingent quarterly coupons for any prior quarterly periods for which a contingent quarterly coupon was not paid), if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” on the cover page, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlying stock. In accordance with the risk neutral valuation model determination noted herein, it is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the determination closing price of the underlying stock on the observation dates is at or above the downside threshold level, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities at a time when the securities are paying an above-market coupon. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to redeem the securities when the determination closing price of the underlying stock is below the downside threshold level and/or when the final share price is expected to be below the downside threshold level, such that you will receive no contingent quarterly coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not redeem the securities, it is more likely that you will receive few or no contingent quarterly coupons and suffer a significant loss at maturity.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $970.80.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stock. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stock, instruments based on the underlying stock, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rate and the downside threshold level, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

December 2024 Page 4

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 17, 2026
Based on the Performance of the Common Stock of PayPal Holdings, Inc.
Principal at Risk Securities

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stock, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stock, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

December 2024 Page 5

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 17, 2026
Based on the Performance of the Common Stock of PayPal Holdings, Inc.
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon (as well as any contingent quarterly coupons for any prior quarterly periods for which a contingent quarterly coupon was not paid) but only if the determination closing price of the underlying stock is at or above the downside threshold level on the related observation date. The securities have been designed for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no coupon payment if the underlying stock closes below the downside threshold level on the related quarterly observation date, and the risk of an early redemption of the securities based on the output of a risk neutral valuation model. The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed by us based on the output of a risk neutral valuation model, the contingent coupon may be payable in none of, or some but not all of, the quarterly periods during the 2-year term of the securities and the payment at maturity may be less than 75% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that we redeem the securities based on the output of a risk neutral valuation model prior to the maturity date on one of the quarterly redemption dates, starting on June 18, 2025. Prior to early redemption, the underlying stock closes at or above the downside threshold level on some quarterly observation dates but below the downside threshold level on the others. Investors receive the contingent quarterly coupon, corresponding to a return of 14.08% per annum, for the quarterly periods for which the determination closing price is at or above the downside threshold level on the related observation date, but not for the quarterly periods for which the determination closing price is below the downside threshold level on the related observation date.

However, any unpaid contingent quarterly coupon will be paid on a later coupon payment date if the determination closing price of the underlying stock on the related observation date is greater than or equal to the downside threshold level. In this scenario, on one of the quarterly redemption dates, investors receive the redemption payment equal to the stated principal amount plus the contingent quarterly coupon payment with respect to the related observation date (and any contingent quarterly coupons for any prior quarterly periods for which a contingent quarterly coupon was not paid). Even if we call the securities in a quarter in which the contingent quarterly coupon would not otherwise be payable, you will receive such contingent quarterly coupon payment in addition to any previously unpaid contingent quarterly coupon payment. No further payments will be made on the securities once they have been redeemed.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that we do not redeem the securities on any of the quarterly redemption dates, and, as a result, investors hold the securities to maturity. During the term of the securities, the underlying stock closes at or above the downside threshold level on some quarterly observation dates but below the downside threshold level on the others. Investors will receive the contingent quarterly coupon for the quarterly periods for which the determination closing price is at or above the downside threshold level on the related observation date, but not for the quarterly periods for which the determination closing price is below the downside threshold level on the related observation date. However, any unpaid contingent quarterly coupon will be paid on a later coupon payment date if the determination closing price on the related observation date is greater than or equal to the downside threshold level. On the final observation date, the underlying stock closes at or above the downside threshold level. At maturity, investors will receive the stated principal amount, the contingent quarterly coupon with respect to the final observation date and with respect to any prior observation date(s) for which a contingent quarterly coupon was not paid.

December 2024 Page 6

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 17, 2026
Based on the Performance of the Common Stock of PayPal Holdings, Inc.
Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that we do not redeem the securities on any of the quarterly redemption dates, and, as a result, investors hold the securities to maturity. During the term of the securities, the underlying stock closes at or above the downside threshold level on some quarterly observation dates and below the downside threshold level on the others. Investors receive the contingent quarterly coupon (and any contingent quarterly coupon for any prior quarterly periods for which a contingent quarterly coupon was not paid) for the quarterly periods for which the determination closing price is at or above the downside threshold level on the related observation date, but not for the quarterly periods for which the determination closing price is below the downside threshold level on the related observation date. On the final observation date, the underlying stock closes below the downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor. Under these circumstances, the payment at maturity will be less than 75% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario, and investors will not receive payment of any previously unpaid contingent quarterly coupons at maturity.

December 2024 Page 7

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 17, 2026
Based on the Performance of the Common Stock of PayPal Holdings, Inc.
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation date and how to calculate the payment at maturity if the securities have not been redeemed. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined by reference to the determination closing price on each quarterly observation date, and the payment at maturity will be determined by reference to the determination closing price on the final observation date. Any early redemption of the securities will be based on the output of a risk neutral valuation model. The actual initial share price and downside threshold level are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms:

Hypothetical Initial Share Price:	$70.00
Hypothetical Downside Threshold Level:	$52.50, which is 75% of the hypothetical initial share price
Contingent Quarterly Coupon:

14.08% per annum (corresponding to approximately $35.20 per quarter per security)[1]

With respect to each coupon payment date, a contingent quarterly coupon is paid (plus any previously unpaid contingent quarterly coupons from any prior observation dates) but only if the determination closing price of the underlying stock is at or above the downside threshold level on the related observation date.

Call Feature:

Beginning on June 18, 2025, an early redemption, in whole but not in part, will occur on a redemption date if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date (the “determination date”), taking as input: (i) prevailing reference market levels, volatilities and correlations, as applicable and in each case as of the determination date and (ii) Morgan Stanley’s credit spreads as of the pricing date, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. If we call the securities, we will give you notice no later than the observation date preceding the redemption date specified in the notice. Any redemption payment will be equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date (and any contingent quarterly coupons for any prior quarterly periods for which a contingent quarterly coupon was not paid). Even if we call the securities in a quarter in which the contingent quarterly coupon would not otherwise be payable, you will receive such contingent quarterly coupon payment in addition to any previously unpaid contingent quarterly coupon payments. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

Payment at Maturity (if the securities have not been redeemed early):

If the final share price is greater than or equal to the downside threshold level: the stated principal amount and the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons with respect to the prior observation dates

If the final share price is less than the downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor

Stated Principal Amount:	$1,000

1 The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent quarterly coupon of $35.20 is used in these examples for ease of analysis.

December 2024 Page 8

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 17, 2026
Based on the Performance of the Common Stock of PayPal Holdings, Inc.
Principal at Risk Securities

How to determine whether a contingent quarterly coupon is payable with respect to an observation date (if the securities have not been previously redeemed):

Observation dates	Determination Closing Price	Contingent Quarterly Coupon
Hypothetical Observation Date 1	$65.00 (at or above the downside threshold level)	$35.20
Hypothetical Observation Date 2	$40.00 (below the downside threshold level)	$0
Hypothetical Observation Date 3	$45.00 (below the downside threshold level)	$0
Hypothetical Observation Date 4	$70.00 (at or above the downside threshold level)	$35.20 + $35.20 + $35.20 = $105.60

On hypothetical observation date 1, the determination closing price is at or above the downside threshold level. Therefore, a contingent quarterly coupon of $35.20 is paid on the relevant coupon payment date.

On each of the hypothetical observation dates 2 and 3, the determination closing price is below the downside threshold level. Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, the determination closing price is at or above the downside threshold level. Therefore, investors receive the contingent quarterly coupon with respect to the fourth observation date as well as the previously unpaid contingent quarterly coupons with respect to the second and third observation dates.

If the contingent quarterly coupon is not paid on any coupon payment date (because the determination closing price of the underlying stock is less than the downside threshold level on the related observation date), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the determination closing price of the underlying stock on the related observation date is greater than or equal to the downside threshold level. Any such unpaid contingent quarterly coupon will be paid on the first subsequent coupon payment date for which the determination closing price of the underlying stock on the related observation date is greater than or equal to the downside threshold level. You will not receive payment for any unpaid contingent quarterly coupons if the determination closing price of the underlying stock is less than the downside threshold level on each subsequent observation date. If the determination closing price of the underlying stock is less than the downside threshold level on each observation date, you will not receive any contingent quarterly coupons for the entire term of the securities.

How to calculate the payment at maturity (if

the securities have not been redeemed early):

Final Share Price		Payment at Maturity
Example 1:	$75.00 (at or above the downside threshold level)

The stated principal amount plus the contingent quarterly coupon with respect to the final observation date plus any previously unpaid contingent quarterly coupons with respect to prior observation dates

Example 2:	$35.00 (below the downside threshold level)	$1,000 x share performance factor = $1,000 x ($35.00 / $70.00) = $500.00
Example 3:	$31.50 (below the downside threshold level)	$1,000 x ($31.50 / $70.00) = $450.00

December 2024 Page 9

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 17, 2026
Based on the Performance of the Common Stock of PayPal Holdings, Inc.
Principal at Risk Securities

In example 1, the final share price is at or above the downside threshold level. Therefore, investors receive at maturity the stated principal amount of the securities plus the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons with respect to the prior observation dates. However, investors do not participate in the appreciation of the underlying stock.

In examples 2 and 3, the final share price is below the downside threshold level. Therefore, investors are exposed to the downside performance of the underlying stock at maturity and receive an amount equal to the stated principal amount multiplied by the share performance factor. Moreover, investors do not receive a contingent quarterly coupon with respect to the final quarterly period, and do not receive any previously unpaid contingent quarterly coupons with respect to the prior observation dates.

If we do not redeem the securities prior to maturity and the final share price is less than the downside threshold level, you will lose a significant portion or all of your investment in the securities.

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Morgan Stanley Finance LLC

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Based on the Performance of the Common Stock of PayPal Holdings, Inc.
Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of any principal. If the securities have not been redeemed prior to maturity and if the final share price is less than the downside threshold level of 75% of the initial share price, you will be exposed to the decline in the closing price of the underlying stock, as compared to the initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the share performance factor. In this case, the payment at maturity will be less than 75% of the stated principal amount and could be zero.

￭The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of the underlying stock is at or above 75% of the initial share price, which we refer to as the downside threshold level, on the related observation date. If, on the other hand, the determination closing price is lower than the downside threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. However, if the contingent quarterly coupon is not paid on any coupon payment date because the determination closing price of the underlying stock is greater than or equal to the downside threshold level on the related observation date, such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the determination closing price of the underlying stock on the related observation date is greater than or equal to the downside threshold level. Therefore, you will not receive payment for such unpaid contingent quarterly coupon if the final share price of the underlying stock is less than the downside threshold level on each subsequent observation date. If the determination closing price of the underlying stock is less than the downside threshold on each observation date, you will not receive any contingent quarterly coupon for the entire term of the securities. It is possible that the determination closing price will remain below the downside threshold level for extended periods of time or even throughout the entire 2-year term of the securities so that you will receive few or no contingent quarterly coupons. If you do not earn sufficient contingent quarterly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent quarterly coupon, if any, is based on the determination closing price of the underlying stock on only the related quarterly observation date at the end of the related interest period. Whether the contingent quarterly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of the underlying stock on the relevant quarterly observation date. As a result, you will not know whether you will receive the contingent quarterly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent quarterly coupon is based solely on the value of the underlying stock on quarterly observation dates, if the determination closing price of the underlying stock on any observation date is below the downside threshold level, you will receive no coupon for the related interest period, or any previously unpaid contingent quarterly coupons, even if the level of the underlying stock was at or above the downside threshold level on other days during that interest period.

￭The securities have early redemption risk. The term of the securities, and thus your opportunity to earn a potentially above-market coupon if the underlying stock is greater than or equal to the downside threshold level on quarterly observation dates, will be limited if we redeem the securities based on the output of a risk neutral valuation model on any quarterly redemption date, beginning June 18, 2025. The term of your investment in the securities may be limited to as short as six months. In accordance with the risk neutral valuation model determination noted herein, it is more likely that we will redeem the securities when it would be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the determination closing price of the underlying stock on the observation dates is at or above the downside threshold level, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities when the securities are paying an above-market coupon. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to redeem the securities when the determination closing price of the underlying stock is below the downside threshold level and/or when the final share price is expected to be below the downside threshold level, such

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 17, 2026
Based on the Performance of the Common Stock of PayPal Holdings, Inc.
Principal at Risk Securities

that you will receive no contingent quarterly coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not redeem the securities, it is more likely that you will receive few or no contingent quarterly coupons and suffer a significant loss at maturity.

￭Investors will not participate in any appreciation in the price of the underlying stock. Investors will not participate in any appreciation in the price of the underlying stock from the initial share price, and the return on the securities will be limited to the contingent quarterly coupons, if any, that are paid with respect to each observation date on which the determination closing price is greater than or equal to the downside threshold level.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of the underlying stock on any day, including in relation to the downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stock,

owhether the determination closing price of the underlying stock has been below the downside threshold level on any observation date,

odividend rates on the underlying stock,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stock and which may affect the final share price of the underlying stock,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of the underlying stock at the time of sale is below the downside threshold level, or if market interest rates rise.

The price of the underlying stock may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “PayPal Holdings, Inc. Overview” below. The price of the underlying stock may decrease and be below the downside threshold level on each observation date so that you will receive no return on your investment. Additionally, the price of the underlying stock may decrease and be below the downside threshold level on the final observation date so that you will lose more than 25% or all of your initial investment in the securities. There can be no assurance that the determination closing price of the underlying stock will be at or above the downside threshold level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that it will be at or above the downside threshold level on the final observation date so that you do not suffer a significant loss on your initial investment in the securities.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have

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Callable Contingent Income Securities due December 17, 2026
Based on the Performance of the Common Stock of PayPal Holdings, Inc.
Principal at Risk Securities

any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the common stock of PayPal Holdings, Inc. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stock, and investors will not participate in any appreciation of the underlying stock over the term of the securities. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stock and received the dividends paid or distributions made on them.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 2-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stock, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying stock), including trading in the underlying stock. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlying stock and other financial instruments related to the underlying stock on a regular basis as part of their general broker-dealer and other businesses. Any of

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Based on the Performance of the Common Stock of PayPal Holdings, Inc.
Principal at Risk Securities

these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price, and, therefore, could increase the downside threshold level, which is the price at or above which the underlying stock must close on each observation date in order for you to earn a contingent quarterly coupon or to receive any unpaid contingent quarterly coupon from prior observation dates, and, if the securities are not called prior to maturity, in order for you to avoid being exposed to the negative price performance of the underlying stock at maturity. Additionally, such hedging or trading activities during the term of the securities could affect the price of the underlying stock on the observation dates, and, accordingly, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share price, the downside threshold level, the final share price, whether the contingent quarterly coupon will be paid on each coupon payment date, whether you receive any previously unpaid contingent quarterly coupons, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factor and the payment that you will receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or nonoccurrence of market disruption events and certain adjustments to the adjustment factor. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Additional Terms of the Securities—Additional Terms—Calculation agent,” “—Market disruption event,” “—Postponement of observation dates,” “—Antidilution adjustments,” and “—Alternate exchange calculation in case of an event of default,” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax consequences of an investment in the securities, possibly retroactively.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Stock

￭No affiliation with PayPal Holdings, Inc. PayPal Holdings, Inc. is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to PayPal Holdings, Inc. in connection with this offering.

￭We may engage in business with or involving PayPal Holdings, Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with PayPal Holdings, Inc. without regard to your interests and thus may

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Based on the Performance of the Common Stock of PayPal Holdings, Inc.
Principal at Risk Securities

acquire non-public information about PayPal Holdings, Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to PayPal Holdings, Inc., which may or may not recommend that investors buy or hold the underlying stock.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stock. MS & Co., as calculation agent, will adjust the adjustment factor for certain corporate events affecting the underlying stock, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuer of the underlying stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stock. For example, the calculation agent is not required to make any adjustments if the issuer of the underlying stock or anyone else makes a partial tender or partial exchange offer for the underlying stock, nor will adjustments be made following the final observation date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stock by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before an observation date, this may decrease the determination closing price to be less than the downside threshold level (resulting in no contingent quarterly coupon being paid with respect to such date) or the final share price to be less than the downside threshold level (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

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Based on the Performance of the Common Stock of PayPal Holdings, Inc.
Principal at Risk Securities

PayPal Holdings, Inc. Overview

PayPal Holdings, Inc. is a technology platform and digital payments company. The PYPL Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by PayPal Holdings, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-36859 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding PayPal Holdings, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the underlying stock is accurate or complete.

Information as of market close on December 13, 2024:

Bloomberg Ticker Symbol:	PYPL
Exchange:	Nasdaq
Current Stock Price:	$91.02
52 Weeks Ago:	$61.73
52 Week High (on 12/13/2024):	$91.02
52 Week Low (on 2/8/2024):	$56.13
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, the underlying stock for each quarter from January 1, 2021 through December 13, 2024. The closing price of the underlying stock on December 13, 2024 was $91.02. The associated graph shows the closing prices of the underlying stock for each day from January 1, 2019 through December 13, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the underlying stock may have been adjusted for stock splits and other corporate events. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying stock at any time, including on the observation dates.

Common Stock of PayPal Holdings, Inc. (CUSIP 70450Y103)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	304.79	226.09	-
Second Quarter	293.65	239.91	-
Third Quarter	308.53	259.00	-
Fourth Quarter	271.70	179.32	-
2022
First Quarter	194.94	93.61	-
Second Quarter	121.86	69.84	-
Third Quarter	102.08	69.55	-
Fourth Quarter	94.42	67.55	-
2023
First Quarter	86.96	72.56	-
Second Quarter	77.33	59.37	-
Third Quarter	75.82	57.34	-
Fourth Quarter	63.08	50.39	-
2024
First Quarter	66.99	56.13	-
Second Quarter	67.92	58.03	-
Third Quarter	80.08	57.22	-
Fourth Quarter (through December 13, 2024)	91.02	77.25	-

We make no representation as to the amount of dividends, if any, that PayPal Holdings, Inc. may pay in the future. In any event, as an investor in the Callable Contingent Income Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of PayPal Holdings, Inc.

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 17, 2026
Based on the Performance of the Common Stock of PayPal Holdings, Inc.
Principal at Risk Securities

Common Stock of PayPal Holdings, Inc. – Daily Closing Prices January 1, 2019 to December 13, 2024

*The red solid line indicates the downside threshold level, which is 75% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the underlying stock or other securities of PayPal Holdings, Inc. We have derived all disclosures contained in this document regarding the underlying stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to PayPal Holdings, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding PayPal Holdings, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning PayPal Holdings, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying stock.

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Based on the Performance of the Common Stock of PayPal Holdings, Inc.
Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this pricing supplement.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described herein shall control.
Interest period:

The quarterly period from and including the original issue date (in the case of the first interest period) or the previous scheduled contingent payment date, as applicable, to but excluding the following scheduled contingent payment date, with no adjustment for any postponement thereof

Underlying stock issuer:	PayPal Holdings, Inc.
Denominations:	$1,000 per security and integral multiples thereof
Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or redemption payment, as the case may be, shall be payable.

Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Trustee:	The Bank of New York Mellon
Calculation agent:

The calculation agent for the securities will be MS & Co. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the contingent quarterly coupon, the redemption payment and the payment at maturity, if any, shall be made by the calculation agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount, if any, shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the securities shall be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive, if any, on each coupon payment date, upon early redemption or at maturity or whether a market disruption event has occurred. See “Market disruption event”, “Antidilution adjustments,” and “Alternate exchange calculation in case of an event of default” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Trading day:

With respect to the underlying stock, a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, The Nasdaq Stock Market LLC (the “Nasdaq”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Closing price:

Subject to the provisions set out under “Antidilution adjustments” below, the closing price for one share of the underlying stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

(i) if the underlying stock (or any such other security) is listed on a national securities exchange (other than Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the underlying stock (or any

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Based on the Performance of the Common Stock of PayPal Holdings, Inc.
Principal at Risk Securities

such other security) is listed,

(ii) if the underlying stock (or any such other security) is a security of the Nasdaq, the official closing price of the underlying stock published by the Nasdaq on such day, or

(iii) if the underlying stock (or any such other security) is not listed on any national securities exchange but is included in the OTC Bulletin Board Service (the OTC Bulletin Board) operated by the Financial Industry Regulatory Authority, Inc. (FINRA), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the underlying stock (or any such other security) is listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of the underlying stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to the underlying stock, (or any such other security) or the last reported sale price or the official closing price published by the Nasdaq, as applicable, for the underlying stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for the underlying stock (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, such closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term OTC Bulletin Board Service will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA. See “Antidilution adjustments” below.

Market disruption event:

With respect to the underlying stock, market disruption event means:

(i) the occurrence or existence of any of:

(a)a suspension, absence or material limitation of trading of the underlying stock on the primary market for the underlying stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or

(b)a breakdown or failure in the price and trade reporting systems of the primary market for the underlying stock as a result of which the reported trading prices for the underlying stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

(c)the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the underlying stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purposes of determining whether a market disruption event has occurred with respect to the underlying stock: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a market disruption event, (3) a suspension of trading in options contracts on the underlying stock by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to the underlying stock and (4) a suspension, absence or material limitation of trading on the primary market on which options contracts related to the underlying stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 17, 2026
Based on the Performance of the Common Stock of PayPal Holdings, Inc.
Principal at Risk Securities

Postponement of observation dates:

The observation dates are subject to postponement due to non-trading days or certain market disruption events, as described in the following paragraph.

If a market disruption event with respect to the underlying stock occurs on any scheduled observation date, or if any such observation date is not a trading day, the closing price for the underlying stock for such date will be determined on the immediately succeeding trading day on which no market disruption event will have occurred with respect to the underlying stock; provided that the determination closing price for the underlying stock will not be determined on a date later than the fifth scheduled trading day after the scheduled observation date and if such date is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the closing price of the underlying stock on such fifth trading day based on the mean, as determined by the calculation agent, of the bid prices for one share of the underlying stock for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Postponement of coupon payment dates (including the maturity date) and redemption dates:

If any scheduled coupon payment date is not a business day, that contingent quarterly coupon, if any, shall be paid on the next succeeding business day; provided that the contingent quarterly coupon, if any, with respect to the final observation date shall be paid on the maturity date; provided further that if, due to a market disruption event or otherwise, any observation date with respect to the underlying stock is postponed so that it falls less than two business days prior to the scheduled coupon payment date, maturity date or redemption date, as applicable, the coupon payment date, maturity date or redemption date, as applicable, shall be postponed to the second business day following the observation date as postponed, by which date the closing price of the underlying stock has been determined. In any of these cases, no adjustment shall be made to any contingent quarterly coupon payment, payment at maturity or redemption payment made on that postponed date.

Antidilution adjustments:

The adjustment factor with respect to the underlying stock will be adjusted as follows:

1. If the underlying stock is subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for the underlying stock will be adjusted by the calculation agent to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one share of the underlying stock.

2. If the underlying stock is subject (i) to a stock dividend (issuance of additional shares of the underlying stock) that is given ratably to all holders of shares of the underlying stock or (ii) to a distribution of the underlying stock as a result of the triggering of any provision of the corporate charter of that underlying stock issuer, then once the dividend has become effective and the underlying stock is trading ex-dividend, the adjustment factor will be adjusted so that the new adjustment factor will equal the prior adjustment factor plus the product of (i) the number of shares issued with respect to one share of the underlying stock and (ii) the prior adjustment factor.

3. If the underlying stock issuer issues rights or warrants to all holders of its underlying stock to subscribe for or purchase that underlying stock at an exercise price per share less than the closing price of that underlying stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the securities, then the adjustment factor will be adjusted to equal the product of the prior adjustment factor and a fraction, the numerator of which will be the number of shares of the underlying stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of the underlying stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which will be the number of shares of the underlying stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of the underlying stock which the aggregate offering price of the total number of shares of the underlying stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the closing price on the expiration date of such rights or warrants, which will be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such closing price.

4. There will be no required adjustments to the adjustment factor to reflect cash dividends or other distributions paid with respect to the underlying stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of paragraph 5 below and extraordinary

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 17, 2026
Based on the Performance of the Common Stock of PayPal Holdings, Inc.
Principal at Risk Securities

dividends as described below. A cash dividend or other distribution with respect to the underlying stock will be deemed to be an extraordinary dividend if such cash dividend or distribution exceeds the immediately preceding non-extraordinary dividend for the underlying stock by an amount equal to at least 10% of the closing price of the underlying stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in the underlying stock on the primary U.S. organized securities exchange or trading system on which the underlying stock is traded no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such extraordinary dividend. If an extraordinary dividend occurs with respect to the underlying stock, the adjustment factor with respect to the underlying stock will be adjusted on the ex-dividend date with respect to such extraordinary dividend so that the new adjustment factor will equal the product of (i) the then current adjustment factor and (ii) a fraction, the numerator of which is the closing price on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount. The extraordinary dividend amount with respect to an extraordinary dividend for the underlying stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such extraordinary dividend minus the amount per share of the immediately preceding non-extraordinary dividend for the underlying stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such extraordinary dividend. To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive. A distribution on the underlying stock described in clause (i), (iv) or (v) of paragraph 5 below that also constitutes an extraordinary dividend will cause an adjustment to the adjustment factor pursuant only to clause (i), (iv) or (v) of paragraph 5, as applicable.

5. If (i) there occurs any reclassification or change of the underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer, (ii) the underlying stock issuer or any surviving entity or subsequent surviving entity of the underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) the underlying stock issuer is liquidated, (v) the underlying stock issuer issues to all of its shareholders equity securities of an issuer other than the underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining the amount payable upon a redemption date or at maturity for each security will be as follows:

●Upon the final observation date, if the securities have not previously been redeemed: You will receive for each security that you hold a payment at maturity equal to:

➢If the exchange property value on the final observation date is greater than or equal to the downside threshold level: (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons with respect to the prior observation dates; or

➢If the exchange property value on the final observation date is less than the downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor. For purposes of calculating the share performance factor, the “final share price” will be deemed to equal the per-share cash value, determined as of the final observation date, of the securities, cash or any other assets distributed to holders of the underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified shares of the underlying stock, (B) in the case of a spin-off event, the shares of the underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where the underlying stock continues to be held by the holders receiving such distribution, the underlying stock (collectively, the exchange property).

Following the effective date of a reorganization event, the contingent quarterly coupon will be payable for each observation date on which the exchange property value is greater than or equal to the downside threshold level.

If exchange property includes a cash component, investors will not receive any interest accrued

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 17, 2026
Based on the Performance of the Common Stock of PayPal Holdings, Inc.
Principal at Risk Securities

on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the initial share price or downside threshold level, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of the underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of the underlying stock, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of the underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document with respect to the securities to “the underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of the underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factor will be made up to the close of business on the final observation date.

No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of the underlying stock, including, without limitation, a partial tender or exchange offer for the underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid.  Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.  The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with

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Based on the Performance of the Common Stock of PayPal Holdings, Inc.
Principal at Risk Securities

respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that any coupon payment date is postponed due to the postponement of the relevant observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the applicable coupon payment date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid.  Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of any coupon payment date, the business day immediately preceding the applicable scheduled coupon payment date and (ii) with respect to notice of the date to which the applicable coupon payment date has been rescheduled, the business day immediately following the applicable observation date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent quarterly coupon, if any, with respect to the securities on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the applicable interest to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the redemption date or the business day preceding the maturity date, as applicable, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the redemption date or maturity date, as applicable.

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 17, 2026
Based on the Performance of the Common Stock of PayPal Holdings, Inc.
Principal at Risk Securities

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final observation date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

●P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

December 2024 Page 24

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 17, 2026
Based on the Performance of the Common Stock of PayPal Holdings, Inc.
Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Listing:	The securities will not be listed on any securities exchange.
Minimum ticketing size:	$1,000 / 1 security
Book entry security or certificated security:

Book entry. The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary. The depositary’s nominee will be the only registered holder of the securities. Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary. In this pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures. For more information regarding the depositary and book entry notes, please read “Forms of Securities—The Depositary” and “Forms of Securities—Global Securities” in the accompanying prospectus.

Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 17, 2026
Based on the Performance of the Common Stock of PayPal Holdings, Inc.
Principal at Risk Securities

considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. In general, any such gain or loss recognized should be short-term capital gain or loss if the U.S. Holder has held the securities for one year or less at the time of the sale, exchange or settlement, and should be long-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 17, 2026
Based on the Performance of the Common Stock of PayPal Holdings, Inc.
Principal at Risk Securities

consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and potential changes in applicable law.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax

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Morgan Stanley Finance LLC

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Based on the Performance of the Common Stock of PayPal Holdings, Inc.
Principal at Risk Securities

consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or

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determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying stock, in futures and/or options contracts on the underlying stock, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price, and, therefore, could increase the downside threshold level, which is the price at or above which the underlying stock must close on each observation date in order for you to earn a contingent quarterly coupon or to receive any unpaid contingent quarterly coupon from prior observation dates, and, if the securities are not called prior to maturity, in order for you to avoid being exposed to the negative price performance of the underlying stock at maturity. These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of the underlying stock on the observation dates, and, accordingly, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a sales commission of up to $17.50 for each security they sell. In addition, selected dealers will receive a structuring fee of $1 for each security from the agent or its affiliates.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account. The agent must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in

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the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of securities. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying prospectus supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Prospectus Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the prospectus supplement or in the prospectus.

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